Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Longwei Petroleum Investment Holding Limited (the “Company”) on the Form 10-Q for the three months ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Toups, Chief Financial Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the three months ending September 30, 2011fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the three months ending September 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of Longwei Petroleum Investment Holding Limited.

Date: November 9, 2011

By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer (Principal Financial and Accounting Officer)